April 13, 2018

Sphere 3D Corp.
240 Matheson Boulevard East
Mississauga, ON L4Z 1X1
Canada

Re: Registration of Securities of Sphere 3D Corp.

Ladies and Gentlemen:

We have acted as special counsel to Sphere 3D Corp., a corporation amalgamated under the Business Corporations Act (Ontario) (the “Company”), in connection with the issuance and sale of (i) up to 3,675,000 common shares of the Company (the “Shares”), no par value, and (ii) warrants (the “Warrants”) representing the right to acquire up to 1,102,500 Shares (the “Warrant Shares” and, together with the Shares and the Warrants, the “Securities”) pursuant to (i) an effective Registration Statement on Form F-3 (File No. 333- 206357) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 14, 2015, as amended, and declared effective by the Commission on August 28, 2015, (ii) the related prospectus that forms a part of the Registration Statement (the “Base Prospectus”), as supplemented by the prospectus supplement dated as of April 13, 2018 (the “Prospectus Supplement” and collectively with the Base Prospectus, the “Prospectus”), and (iii) that certain Underwriting Agreement, dated as of April 13, 2018, by and among the Company and several underwriters named on Schedule I thereto (the “Underwriting Agreement”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

i.	the Underwriting Agreement;
ii.	the Registration Statement;
iii.	the certificate and articles of amalgamation of the Company;
iv.	the by-laws of the Company;
v.	certain resolutions of the Board of Directors of the Company, including resolutions of a designated pricing committee; and
vi.	the form of Warrants.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Company is validly existing, has the corporate power to perform its obligations under any Warrant, and that it has taken the required steps to authorize the creation of such obligations under the Business Corporations Act (Ontario). We have also assumed that the choice of New York law to govern the Warrant is a valid and legal provision. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that: when the Warrants have been duly executed by each of the Company and the other parties, thereto, the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity, and possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors' rights.

The law covered by this opinion is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Securities.

We hereby consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission on or about April 13, 2018, which will be incorporated by reference in the Registration Statement, and to the reference to this firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement.

Respectfully submitted,

/s/ O’Melveny & Myers LLP